Exhibit 99.2

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

GEOEYE, INC. 2325 DULLES CORNER BLVD., 10th Floor HERNDON, VA 20171

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL #
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors of GeoEye, Inc. recommends you vote FOR proposals 1, 2 and 3.						For	Against	Abstain
1.

Proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 22, 2012, as amended, and as may be further amended, by and among DigitalGlobe, Inc., 20/20 Acquisition Sub, Inc., WorldView, LLC, and GeoEye, Inc. and to approve the transactions contemplated by the Merger Agreement.

						☐	☐	☐
2.	Proposal to approve, by a non-binding advisory vote, certain compensation arrangements for GeoEye, Inc.’s named executive officers in connection with the merger contemplated by the Merger Agreement.					☐	☐	☐
3.	Proposal to approve any motion to adjourn the GeoEye, Inc. Special Meeting of Stockholders, if necessary, to solicit additional proxies.					☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any postponement or adjournment thereof.
		Yes	No	Investor Address Line 1
Please indicate if you plan to attend this Special Meeting		☐	☐	Investor Address Line 2

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)		Date

Special Meeting of Stockholders Monday, December 3, 2012 11:00 a.m. Eastern Time GeoEye, Inc. 2325 Dulles Corner Blvd, 10th Floor Herndon, VA 20171 www.geoeye.com

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

GEOEYE, INC. Special Meeting of Stockholders December 3, 2012 11:00 a.m Eastern Time This proxy is solicited by the Board of Directors of GeoEye, Inc.

The undersigned hereby appoints Matthew M. O’Connell and William L. Warren,and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of GeoEye, Inc. held of record or in an applicable plan by the undersigned at the close of business on October 29, 2012, at the Special Meeting of Stockholders to be held at 2325 Dulles Corner Blvd, 10th Floor, Herndon, VA 20171, at 11:00 a.m. Eastern Time, on December 3, 2012, or any postponement or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is made, this proxy will be voted as recommended by the board of directors of GeoEye, Inc.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment orpostponement thereof, and hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement furnished herewith.

IMPORTANT - THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE. PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Continued and to be signed on reverse side